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                                                             Exhibit 23.1




                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Post-Effective Amendment No. 1 to the Registration Statement (Amendment to Form S-1 on Form S-3 No. 33-91228) and related Prospectus of CytoTherapeutics, Inc. for the registration of 2,434,500 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1996 with respect to the financial statements of CytoTherapeutics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP

Boston, Massachusetts
December 19, 1996